Exhibit 99
GREEN BRICK PARTNERS REPORTS SELECT PRELIMINARY FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL AND OPERATIONAL RESULTS

PLANO, Texas, January 22, 2021 – Green Brick Partners, Inc. (Nasdaq: GRBK), a leading national homebuilder and land development company, today announced certain record financial and operational results for the fourth quarter and full year 2020.

Jim Brickman, CEO, stated, “2020 was a breakout year for Green Brick and we believe that we are well positioned to deliver strong growth again in 2021. We expect to report diluted earnings per share between $2.21 and $2.23 for 2020, an increase of over 90% from 2019. During the quarter, our record 848 net new orders occurred at all home builder brands and price points, outpacing our available inventory. We ended the quarter with a $687 million backlog - the highest in our history and up 98% year over year. We reacted to the supply shortage quickly and started a record breaking 1,004 homes in the fourth quarter which is up 99% over the same prior period. Put simply, short-term demand exceeded our supply, and we have rapidly expanded our capacity. Net new orders have further accelerated with 238 homes sold in the first eighteen days of January 2021 (up 98% over the same prior period in 2020) making this the strongest sales period in our company’s history.”

Full Year 2020 Preliminary Financial and Operational Highlights – Comparisons to the Prior Year Period
Preliminary financial results for Green Brick’s fiscal year ending December 31, 2020 are expected as follows:
•Diluted earnings per share between $2.21 and $2.23, an increase between 90.5% and 92.2%;
•Net income attributable to Green Brick between $112.5 million and $113.5 million, an increase between 91.8% and 93.5%;
•Income before income taxes and noncontrolling interests between $142.1 million and $143.5 million, an increase between 68.5% and 70.2%;
•Residential units revenue between $929.0 million and $931.0 million, an increase between 22.3% and 22.5%;
•Gross margin in a range of 24.0% to 24.2%, an increase between 260 and 280 basis points;
•Backlog as of December 31, 2020 was $686.9 million, an increase of 98% compared to $346.8 million as of December 31, 2019; and,
•Homes under construction increased to 1,780 units as of December 31, 2020, a 37.2% increase compared to 1,297 as of December 31, 2019.

Select Fourth Quarter 2020 and Full Year 2020 Operational Results
•New homes delivered were 585 for the fourth quarter, a 13.8% increase over the prior year. New homes delivered for the full year ended December 31, 2020 were 2,208 and represented a 28.4% increase over the prior year.
•Net new orders were 848 homes for the fourth quarter, a 43.7% increase over the prior year. Net new orders for the full year ended December 31, 2020 were 2,885 homes and represented a 50% increase over the prior year.
•Average active selling communities increased to 102 communities for the fourth quarter from 90 communities for the quarter ended December 31, 2019, an increase of 13.3%.

Rick Costello, CFO, added, “In order to accommodate expected growth in 2021 and beyond, our owned and controlled lots grew to 14,468 lots at year end, a 61% increase over our lot supply at our prior year end. Despite the significant cashflow required for this ramp-up in production, we ended the year with total debt $18 million lower than the prior year end. In summary, we believe the company is well-prepared to capture very strong demand.”

These preliminary, unaudited financial estimates are based on information available to management as of the date of this press release, remain subject to the completion of normal quarter-end accounting procedures and adjustments, and are subject to change. Green Brick’s independent registered public accounting firm has not completed its audit of our results for the year ended December 31, 2020. During the course of the preparation of our consolidated financial statements and related notes, and completion of our financial close and audit procedures for the twelve months ended December 31, 2020, adjustments to the preliminary estimates may be identified, and such adjustments may be material. In addition, other developments may arise between now and the time the financial statements for the twelve months ended December 31, 2020 are finalized. We undertake no obligation to update the information in this press release in the event facts or circumstances change after the date of this press release.

Green Brick Partners plans to release its financial results for the fourth quarter and full year ended December 31, 2020 on Monday, March 8, 2021, after the close of the U.S. financial markets. We will host an earnings conference call on Tuesday, March 9, 2021 at 12:00 PM Eastern Time.

About Green Brick Partners, Inc.

Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns four homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes), as well as a controlling interest in homebuilders in Atlanta, Georgia (The Providence Group), Port St. Lucie, Florida (GHO Homes), and Dallas, Texas (Centre Living Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “forecast,” “intend,” “objective,” “plan,” “predict,” “projection,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release include management’s estimates of fourth quarter and full year 2020 financial and operational results and management’s belief that it is well positioned to deliver strong growth in 2021. These forward-looking statements involve estimates and assumptions which may be affected by risks and uncertainties in the Company’s business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) adverse impacts from general economic conditions, including as a result of the COVID-19 pandemic and the responsive actions taken by federal, state and local public health and governmental authorities, seasonality, cyclicality and competition in the homebuilding industry; (2) changes in consumer price sensitivity or decreased demand for the Company’s homes or finished lots or increases in cancellations, including as a result of the COVID-19 pandemic; (3) availability and cost of labor; (4) a failure to recruit, retain or develop highly skilled and competent employees; (5) availability and cost of raw materials or other supplies, necessary for our homebuilding activities, and the impact of the COVID-19 pandemic on global supply chains; (6) an inability to acquire land for reasonable prices; (7) an inability to develop or sell communities; (8) government regulation risks; (9) a lack of availability or volatility of mortgage financing; (10) a severe weather event or natural disasters; (11) difficulty in obtaining sufficient capital; (12) poor relations with community residents; and (13) an increase in our debt levels or related service obligations. For a more detailed discussion of these and other risks and uncertainties applicable to the Company please see the Company’s Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755

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